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                                                                    Exhibit 99.1

                LA JOLLA PHARMACEUTICAL ANNOUNCES PUBLICATION OF
               REVIEW ARTICLES REGARDING ITS TWO DRUG CANDIDATES

SAN DIEGO, JUNE 24, 2004 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that two articles were published in the journal Lupus (Vol. 13, Issue
5) reviewing the Company's drug candidates Riquent(R) (abetimus sodium, formerly LJP 394) for the treatment of lupus renal disease and LJP 1082 for the treatment of antibody-mediated thrombosis. The articles summarize the large body of previously announced data collected from several clinical studies evaluating Riquent as well as the Company's tolerance technology.

Two leading lupus clinicians, Daniel Wallace, M.D., Clinical Professor of Medicine, Department of Medicine, Division of Rheumatology, Cedars-Sinai/UCLA School of Medicine, and James Tumlin, M.D., Associate Professor of Medicine, Renal Division, Emory University Medical School, published a paper (page 323-327) entitled: "LJP 394 (Abetimus Sodium, Riquent) in the Management of Systemic Lupus Erythematosus." The paper summarizes the clinical development of Riquent and focuses on results from the Phase 2/3 and Phase 3 clinical trials, in which Drs. Wallace and Tumlin were clinical investigators. The data from these trials support the Company's New Drug Application for Riquent currently under FDA review.

In the same issue, Joan Merrill, M.D., Clinical Pharmacology Research Program, Oklahoma Medical Research Foundation, published an article (page 335-338) entitled: "LJP 1082: A Toleragen for Hughes Syndrome." The article discusses B cell tolerance and summarizes the clinical rationale for LJP 1082, the Company's drug candidate specifically designed to treat the underlying cause of antibody-mediated thrombosis. Dr. Merrill is a leading clinical researcher in antibody-mediated thrombosis and was a clinical investigator in a Phase 1/2 clinical trial of LJP 1082, which was completed in October 2002.

Lupus, systemic lupus erythematosus or SLE, is a chronic, potentially life-threatening autoimmune disease. About 90% of lupus patients are female, and many develop the disease during their childbearing years. Approximately 50% of lupus patients have renal disease, which can lead to irreversible kidney damage, kidney failure and the need for dialysis. Latinos, African Americans and Asians face an increased risk of serious renal disease associated with lupus. The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections.

Antibody-mediated thrombosis is an autoimmune disease characterized by the formation of blood clots that can lead to stroke, heart attack, deep vein thrombosis and recurrent miscarriage. This disease, also known as Antiphospholipid Syndrome, affects an estimated one to two million people in the United States and Europe. Patients often experience their first thrombotic event in their 20s or 30s, and studies indicate they have twice the probability of a recurrence. Current treatments include anticoagulants, the
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long-term use of which can lead to side effects including life-threatening bleeding events.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R) for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis, miscarriage and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

This press release contains forward-looking statements that involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States Food and Drug Administration (the "FDA") for review, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. Although our NDA for Riquent has been accepted for review by the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional
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risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass FDA pre-approval inspections of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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